Exhibit 99.1
Republic Services and Allied Waste Confirm Merger Discussions
FORT LAUDERDALE, Fla. & PHOENIX—(BUSINESS WIRE)—June 13, 2008—
     Republic Services, Inc. (NYSE: RSG) and Allied Waste Industries, Inc. (NYSE: AW) today confirmed that the two companies are in discussions regarding a possible business combination. The companies are contemplating a transaction in which Allied Waste shareholders would receive 0.45 shares of Republic Services common stock for each share of Allied Waste common stock. There can be no assurances that any transaction will occur at these terms or at any terms as a result of these discussions. In order to protect the interests of their employees, shareholders and customers, the two companies will not comment further on these discussions until and unless there are material developments.
     About Republic Services, Inc.
     Republic Services, Inc. is a leading provider of environmental services including solid waste collection, transfer and disposal services in the United States. The Company’s operating units are focused on providing solid waste services for commercial, industrial, municipal and residential customers.
     About Allied Waste Industries, Inc.
     Allied Waste is America’s second largest non-hazardous solid waste services company and an environmental leader. Headquartered in Phoenix, AZ, Allied Waste provides waste collection, transfer, recycling and disposal services to millions of residential, commercial and industrial customers in over 100 major markets spanning 37 states and Puerto Rico. Allied’s team of 22,000 dedicated employees operates within a highly efficient, integrated organization that generated 2007 revenue of $6.1 billion.
     This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 regarding whether, and any terms on which, a transaction may be entered into between Allied Waste Industries and Republic Services. These forward-looking statements are subject to risks and uncertainties which could cause actual results, events or conditions to differ materially from those expressed or implied by the forward-looking statements. There can be no assurance that the forward-looking statements will prove to be correct.
     CONTACT: Republic Services:
Media:
Will Flower, 954-769-6392
or
Investors:
Tod Holmes, 954-769-2387
Ed Lang, 954-769-3591
Or
Allied Waste
Media and Investors:
James P. Zeumer, 480-627-2785
Or
Contact for Both Companies:
The Abernathy MacGregor Group
Chuck Burgess, 212-371-5999
     SOURCE: Republic Services, Inc. & Allied Waste Industries, Inc. Copyright Business Wire 2008
(END) Dow Jones Newswires
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